Exhibit 32

Certification by the Principal Executive Officer and Principal Financial Officer
Pursuant to 18 U. S. C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U. S. C. Section 1350, I, Barbara Duncan, hereby certify that, to the best of my knowledge, the Annual Report on Form 10-K of DOV Pharmaceutical, Inc. for the year ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of DOV Pharmaceutical, Inc.

A signed original of this written statement required by Section 906 has been provided to DOV and will be retained by DOV and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Barbara Duncan
Barbara Duncan
Director and Chief Executive Officer (Principal Financial Officer and Principal Executive Officer)
March 30, 2007